================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           Varian Associates, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                [LOGO OF VARIAN]

                            VARIAN ASSOCIATES, INC.

                               WORLD HEADQUARTERS

                                3050 HANSEN WAY

                        PALO ALTO, CALIFORNIA 94304-1000

                                 (415) 493-4000

                                January 3, 1997

Dear Stockholder:

  It is my pleasure to invite you to your Company's Annual Meeting of Stock-holders to be held on Thursday, February 20, 1997, at 1:30 p.m.

  The Secretary's formal notice of the meeting and the Proxy Statement appear on the following pages and describe the matter to be acted upon at the meeting. During the meeting, time will be provided for a review of activities of the past year and items of general interest about the Company.

  We hope that you will be able to attend the meeting in person. However, if you cannot attend, or if you plan to be present but want the Proxy holders to vote your shares, please complete, sign and return the enclosed Proxy at your earliest convenience.

                                                     Sincerely,

                                              /s/ J. TRACY O'ROURKE
                                              --------------------------
                                                  J. TRACY O'ROURKE
                                                Chairman of the Board
                                             and Chief Executive Officer

                               [LOGO OF VARIAN]

                            VARIAN ASSOCIATES, INC.

                              ------------------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                        TO BE HELD ON FEBRUARY 20, 1997

  The Annual Meeting of Stockholders of Varian Associates, Inc., a Delaware corporation, will be held at the SRI International Auditorium, 333 Ravenswood Avenue, Menlo Park, California, on Thursday, February 20, 1997, at 1:30 p.m., for the following purposes:

    1. To elect five members of the Company's Board of Directors for three-year terms; and

    2. To transact such other business as may properly come before the An-nual Meeting and any adjournment or postponement thereof.

  The Board of Directors fixed December 23, 1996 as the record date for the Annual Meeting, and only stockholders of record at the close of business on that date are entitled to receive notice of and vote at the Annual Meeting and any adjournment or postponement thereof. In accordance with Delaware law, a list of the Company's stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the Annual Meeting during normal business hours at the Company's offices at 3050 Hansen Way, Palo Alto, California, for ten days prior to the Annual Meeting.

  It is important that your stock be represented at the Annual Meeting to as-sure a quorum. Whether or not you now expect to be present at the Annual Meet-ing, please complete, sign and date the enclosed Proxy and mail it promptly in the accompanying addressed envelope, which requires no postage if mailed in the United States. The Proxy is revocable at any time before it is voted in the manner described in the accompanying Proxy Statement, and submitting your Proxy now will not affect your right to vote in person if you attend the An-nual Meeting.

                                         By Order of the Board of Directors

                                             /s/ JOSEPH B. PHAIR
                                             ---------------------------
                                                 JOSEPH B. PHAIR
                                                      Secretary

January 3, 1997
Palo Alto, California

                            VARIAN ASSOCIATES, INC.

                                3050 HANSEN WAY
                       PALO ALTO, CALIFORNIA 94304-1000

                            ----------------------

                                PROXY STATEMENT

                ANNUAL MEETING TO BE HELD ON FEBRUARY 20, 1997

  This Proxy Statement is being furnished to the stockholders of Varian Asso-ciates, Inc., a Delaware corporation ("Company"), in connection with the so-licitation by the Board of Directors of the Company of Proxies for use at the Annual Meeting of Stockholders to be held on February 20, 1997 and at any ad-journment or postponement thereof ("Annual Meeting"). Shares represented by Proxies received in time for the Annual Meeting will be voted in accordance with the instructions set forth on the Proxies. Where no instructions are in-dicated, such Proxies will be voted FOR the Board of Directors' nominees for directors. If any other business is properly brought for action at the Annual Meeting, the Proxies will be voted in accordance with the judgment of the Proxy holders as to the best interests of the Company. The Board of Directors does not know of any matters to be brought before the Annual Meeting other than those described in this Proxy Statement. This Proxy Statement and the ac-companying form of Proxy were first sent or given to stockholders on or about January 3, 1997.

  Any person executing a Proxy may revoke it at any time prior to its exercise by (a) filing with Joseph B. Phair, the Company's Secretary (at the Company's address set forth above), prior to the Annual Meeting a written notice of rev-ocation, (b) executing and duly delivering prior to the Annual Meeting a sub-sequent Proxy bearing a later date, or (c) attending the Annual Meeting and voting in person.

  The cost of soliciting Proxies will be borne by the Company. Copies of so-licitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of the Company's common stock held in their names. The Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding solicitation materials. In addition to solicitations by mail, some of the Company's directors, officers and other em-ployees, without extra remuneration, might supplement this solicitation by letter, telephone or personal interview. The Company might also retain Corpo-rate Investor Communications, Inc., 111 Commerce Road, Carlstadt, New Jersey 07072-2586, to assist with solicitation of Proxies from brokers, bank nominees and other holders, for a fixed retainer fee of no more than $5,000 plus rea-sonable out-of-pocket expenses.

  As of the close of business on the record date of December 23, 1996, there were 30,597,312 shares of the Company's common stock outstanding. No shares of any other class of stock are outstanding. Each share of common stock outstand-ing at the close of business on such record date is entitled to one vote with respect to matters to be voted on, except that cumulative voting applies with respect to the election of directors. Under the cumulative voting method of election, the stockholder computes the number of votes available to him or her by multiplying the number of shares he or she owned on the record date by the number of directors to be elected, and may cast the votes all for a single nominee or may distribute them in any manner among the nominees. Discretionary authority to cumulate votes in the manner determined by the Proxy holders is hereby solicited. The presence in person or by proxy of the persons entitled to vote a majority of the shares of the Company's common stock at the Annual Meeting constitutes a quorum. Al-though abstentions are counted and broker non-votes are not counted in tabula-tions of the votes cast on proposals presented to stockholders, abstentions and broker non-votes will have no effect upon the election of directors be-cause the five nominees receiving the highest number of votes will be elected as directors.

                             ELECTION OF DIRECTORS

  The Board of Directors consists of 15 members. Pursuant to the Company's Re-stated Certificate of Incorporation, the Board is divided into three classes and five persons are elected each year for three-year terms. The Board nomi-nates five persons each year for consideration for election by the Company's stockholders.

  The following five persons have been nominated by the Board of Directors for election at the Annual Meeting for terms expiring at the Annual Meeting of Stockholders in 2000 and when their respective successors are elected and qualified: Ruth M. Davis, David W. Martin, Jr., J. Tracy O'Rourke, Jon D. Tompkins and Richard W. Vieser. The Board of Directors recommends that stock-holders vote for such nominees.

  Certain data with respect to each nominee for director and each director in the classes continuing in office beyond the Annual Meeting appears on the fol-lowing pages. Stock ownership data is determined as of December 1, 1996. With the exception of Mr. O'Rourke, who is deemed to have beneficially owned ap-proximately 2.43% of the Company's common stock outstanding as of December 1, 1996 (see the table below under the caption "Stock Ownership of Certain Bene-ficial Owners"), the beneficial ownership of common stock by each director and each nominee for director represented less than 1% of the aggregate number of shares issued and outstanding as of such date.

  The nominees for directors have indicated their willingness to serve if elected. The Company does not contemplate that any nominee will be unable to serve. However, in the event that any nominee declines or becomes unable to serve, Proxies will be voted for the remainder of the nominees and such sub-stitute nominee as shall be designated by the Proxy holders in their discre-tion and in such order of preference as the Proxy holders may determine and to the exclusion of others.

----------------------------------------------------------------------------------
                                                                     SHARES OF
                                                                    COMMON STOCK
                                                                    BENEFICIALLY
PRINCIPAL OCCUPATION OR EMPLOYMENT,                                   OWNED ON
FIVE-YEAR EMPLOYMENT HISTORY AND                           DIRECTOR DECEMBER 1,
OTHER DIRECTORSHIPS                                         SINCE    1996(/1/)
----------------------------------------------------------------------------------
NOMINEES FOR TERMS EXPIRING IN 2000
----------------------------------------------------------------------------------
RUTH M. DAVIS                                                1981      10,046(/2/)
Dr. Davis is President and Chief Executive Officer of The
Pymatuning Group, Inc. (a technology management company),
positions she has held since 1981. She is a director of
Air Products and Chemicals, Inc., BTG, Incorporated,
Ceridian Corporation, Consolidated Edison Company of New
York, Giddings & Lewis, Inc., Premark International,
Inc., Principal Mutual Life Insurance Company and Sprint
Corporation. Dr. Davis is also a trustee of Consolidated
Edison Company of New York, Vice Chairman of the Board of
Betac Corporation, and Chairman of the Board of The
Aerospace Corporation. Age: 68
----------------------------------------------------------------------------------
DAVID W. MARTIN, JR.                                         1994       4,600(/3/)
Dr. Martin is former President, Chief Executive Officer
and director of LYNX Therapeutics, Inc. (a biotechnology
company), positions he held from May 1995 until November
1996. From 1994 to 1995, he was Senior Vice President of
Chiron Corporation and President of Chiron Therapeutics
(both biotechnology companies). From 1990 through 1993,
Dr. Martin was Executive Vice President for Research and
Development at The Du Pont Merck Pharmaceutical Company.
He is a director of Cell Therapeutics, Inc. Age: 55
----------------------------------------------------------------------------------
J. TRACY O'ROURKE                                            1990     761,501(/4/)
Mr. O'Rourke is Chairman of the Board and Chief Executive
Officer of the Company, positions he has held since 1990.
He is a director of General Instrument Corporation and
National Semiconductor Corporation. Age: 61
----------------------------------------------------------------------------------
JON D. TOMPKINS                                               N/A           0
Mr. Tompkins is Chairman, President and Chief Executive
Officer of Tencor Instruments, Inc. (a semiconductor
company), where has served as Chairman since 1993 and as
President and Chief Executive Officer since 1991. Mr.
Tompkins is also a director of Fusion Systems Corp. and
Advanced Energy Industries. Age: 56
----------------------------------------------------------------------------------
RICHARD W. VIESER                                            1991      15,200(/5/)
Mr. Vieser is former Chairman of the Board, Chief
Executive Officer and President of Lear Siegler, Inc. (a
diversified manufacturing company), positions he held
from 1987 to 1989. Mr. Vieser is a director of Berg
Electronics, Ceridian Corporation, Dresser Industries
Inc., Global Industrial Technologies, Inc., International
Wire and Sybron Corporation. Age: 69
----------------------------------------------------------------------------------

(1) Unless otherwise indicated, consists of shares as to which the nominee or director has sole voting and/or investment power (subject to community property laws and direct holdings with spouses in broker accounts). Fractional shares are rounded to the nearest whole share.
(2) Includes 8,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.
(3) Includes 4,000 shares which may be acquired under an exercisable stock option granted pursuant to the Omnibus Stock Plan.
(4) Includes (a) 16,001 shares of restricted stock granted under the Omnibus Stock Plan, and (b) 679,000 shares which may be acquired on or within 60 days of December 1, 1996 under stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan.
(5) Includes 10,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

--------------------------------------------------------------------------------
                                                                   SHARES OF
                                                                  COMMON STOCK
                                                                  BENEFICIALLY
PRINCIPAL OCCUPATION OR EMPLOYMENT,                                 OWNED ON
FIVE-YEAR EMPLOYMENT HISTORY AND                         DIRECTOR DECEMBER 1,
OTHER DIRECTORSHIPS                                       SINCE       1996
--------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1999
--------------------------------------------------------------------------------
ANGUS A. MACNAUGHTON                                       1986      22,400(/1/)
Mr. MacNaughton is President of Genstar Investment
Corporation (a private investment company), a position
he has held since 1987. He is a director of Canadian
Pacific Limited, Sun Life Assurance Co. of Canada, Sun
Life of Canada (U.S.) and Sun Life Insurance and
Annuity Company of New York. Mr. MacNaughton is also
Vice-Chairman of the Board of Barrick Gold Corporation.
Age: 65
--------------------------------------------------------------------------------
JOHN G. MCDONALD                                           1988      15,400(/2/)
Professor McDonald is The Industrial Bank of Japan
Professor of Finance at Stanford University's Graduate
School of Business, where he has served since 1968. He
is a director of American Balanced Fund, EuroPacific
Growth Fund, The Growth Fund of America, Inc., The
Income Fund of America, Inc., The Investment Company of
America, New Perspective Fund, Inc., Emerging Markets
Growth Fund, Inc., Scholastic Corp. and TriNet Corp.
Age: 59
--------------------------------------------------------------------------------
WAYNE R. MOON                                              1995       2,436(/3/)
Mr. Moon is Chairman of the Board and Chief Executive
Officer of Blue Shield of California (a health care
company), positions he has held since 1993. From 1990
to 1993, he served as President and Chief Operating
Officer of Kaiser Foundation Health Plan, Inc. and
Kaiser Foundation Hospitals (health maintenance
organizations). Age: 56
--------------------------------------------------------------------------------
BURTON RICHTER                                             1990      14,200(/4/)
Dr. Richter is Director of the Stanford Linear
Accelerator Center and Paul Pigott Professor in
Physical Sciences at Stanford University, positions he
has held since 1984 and 1980, respectively. Age: 65
--------------------------------------------------------------------------------
ELIZABETH E. TALLETT                                       1996         200
Ms. Tallett is President and Chief Executive Officer of
Dioscor Inc. (a biotechnology company), a position she
has held since 1996. From 1992 to 1996, she was Presi-
dent and Chief Executive Officer of Transcell Technolo-
gies, Inc. (a biotechnology company). Prior to 1992,
Ms. Tallett was President of Centocor Pharmaceuticals.
She is a director of The Principal Mutual Life Insur-
ance Company. Age: 48
--------------------------------------------------------------------------------

(1) Includes 12,000 shares which may be acquired under exercisable stock op-tions granted pursuant to the Omnibus Stock Plan.
(2) Includes 12,000 shares which may be acquired under exercisable stock op-tions granted pursuant to the Omnibus Stock Plan.
(3) Includes 2,000 shares which may be acquired under exercisable stock op-tions granted pursuant to the Omnibus Stock Plan.
(4) Includes (a) 10,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan, and (b) 3,200 shares held in a revocable trust of which Dr. Richter is co-trustee with his wife.

--------------------------------------------------------------------------------
                                                                   SHARES OF
                                                                  COMMON STOCK
                                                                  BENEFICIALLY
PRINCIPAL OCCUPATION OR EMPLOYMENT,                                 OWNED ON
FIVE-YEAR EMPLOYMENT HISTORY AND                      DIRECTOR    DECEMBER 1,
OTHER DIRECTORSHIPS                                    SINCE          1996
--------------------------------------------------------------------------------
DIRECTORS WHOSE TERMS EXPIRE IN 1998
--------------------------------------------------------------------------------
SAMUEL HELLMAN                                          1992          7,000(/1/)
Dr. Hellman is the A. N. Pritzker Distinguished
Service Professor in the Department of Radiation and
Cellular Oncology at the University of Chicago, a
position he has held since 1993. From 1988 to 1993,
he was Dean of that University's Division of Biolog-
ical Sciences and its Pritzker School of Medicine,
Vice President of the University's Medical Center,
and the A. N. Pritzker Professor in the Department
of Radiation and Cellular Oncology. Age: 62
--------------------------------------------------------------------------------
TERRY R. LAUTENBACH                                     1993         10,800(/2/)
Mr. Lautenbach is former Senior Vice President of
International Business Machines Corporation (a com-
puter systems company), a position he held from 1988
to 1992. He was responsible for IBM's worldwide man-
ufacturing and development and North American mar-
keting and services from 1990 to 1992, and served on
IBM's Management Committee in 1991 and 1992. Mr.
Lautenbach is a director of Air Products and Chemi-
cals, Inc., Footstar Corporation and Melville Corpo-
ration, and is a trustee of Loomis Sayles & Company
L.P.'s Mutual Funds. Age: 58
--------------------------------------------------------------------------------
GORDON E. MOORE                                         1983         15,400(/3/)
Dr. Moore is Chairman of the Board of Intel Corpora-
tion (a computer components and systems manufactur-
er), a position he has held since 1979. He is a di-
rector of Transamerica Corporation. Age: 67
--------------------------------------------------------------------------------
DAVID E. MUNDELL                                        1992         12,000(/4/)
Mr. Mundell is Chairman of the Board of ORIX USA
Corporation and Advisor (a board-level position) to
ORIX Corporation (both financial services compa-
nies), positions he has held since 1991. He is a di-
rector of Beazer Homes USA and Commodities Corpora-
tion. Age: 65
--------------------------------------------------------------------------------
ROBERT W. DUTTON                                        1996(/5/)       200
Dr. Dutton is Director of Research at the Center for
Integrated Systems and Professor of Electrical Engi-
neering at Stanford University, positions he has
held since 1991 and 1971, respectively. He is a di-
rector of Technology Modeling Associates, Inc. Age:
52
--------------------------------------------------------------------------------

(1) Includes 6,000 shares which may be acquired under exercisable stock op-tions granted pursuant to the Omnibus Stock Plan.
(2) Includes 6,000 shares which may be acquired under exercisable stock op-tions granted pursuant to the Omnibus Stock Plan.
(3) Includes 12,000 shares which may be acquired under exercisable stock op-tions granted pursuant to the Omnibus Stock Plan.
(4) Includes (a) 8,000 shares which may be acquired under exercisable stock options granted pursuant to the Omnibus Stock Plan, and (b) 3,400 shares held in a revocable trust of which Mr. Mundell is co-trustee with his wife.
(5) On August 16, 1996, Dr. Dutton was appointed by the Board of Directors to complete the three-year term of Philip J. Quigley, who resigned from the Board of Directors effective May 24, 1996 before completion of his term, which would have otherwise expired at the Annual Meeting in 1998.

  Stockholder suggestions of persons to be nominated by the Board for election as a director should be in writing and sent to the Secretary, Nominating Com-mittee, c/o Chairman of the Board, at the Company's address set forth above. Stockholder suggestions of potential nominees should reach the Secretary of the Nominating Committee by May 15 in any given year in order to receive con-sideration by that Committee for possible nomination by the Board for election at the Annual Meeting of Stockholders in the following year.

  Under the Company's Bylaws, nominations of persons for election as directors may be made by a stockholder entitled to vote at an Annual Meeting of Stock-holders only if written notice of such stockholder's intent to make such nomi-nation is given by personal delivery or by United States mail, postage pre-paid, to the Company's Secretary not later than 60 days in advance of such An-nual Meeting, or in the case of a special meeting of stockholders for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stock-holders. The notice must set forth certain information concerning each pro-posed nominee and the stockholder proposing each nominee, including their re-spective names and addresses; a representation that such stockholder is a holder of record of the Company's stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; a description of all arrangements or un-derstandings between the stockholder and each proposed nominee and any other person pursuant to which the nomination is to be made by the stockholder; such other information as would be required to be included in a proxy statement so-liciting proxies for the election of each proposed nominee; and the consent of each proposed nominee to serve if elected. No such notice was received with respect to the Annual Meeting. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person which is not made in compliance with the foregoing procedure.

            ORGANIZATION AND COMPENSATION OF THE BOARD OF DIRECTORS

  The Board of Directors has six standing committees: The Executive Committee; the Audit and Corporate Responsibility Committee; the Finance Committee; the Nominating Committee; the Organization and Compensation Committee; and the Technology and Environmental Committee.

  The Executive Committee consists of directors MacNaughton, McDonald (Chair-man), Moore, O'Rourke and Richter. The Committee is delegated all powers of the Board of Directors, except certain powers reserved by law to the full Board, and it meets between regular Board meetings when convening a full Board meeting is impracticable. The Executive Committee held no meetings during fis-cal year 1996.

  The Audit and Corporate Responsibility Committee consists of directors Dutton, MacNaughton, McDonald (Chairman), Moon, Moore, Mundell and Pederson. This Committee is the principal link between the Board of Directors and the Company's independent auditors, works with the Company's internal and external auditors and counsel, reviews the scope and results of internal and external auditing, and reviews certain compliance policies and programs. The Audit and Corporate Responsibility Committee held three meetings during fiscal year 1996.

  The Finance Committee consists of directors Davis, MacNaughton (Chairman), McDonald, Mundell and Vieser. This Committee considers significant financial policies and actions of the Company, and reviews and makes recommendations on financial matters requiring Board of Directors approval. The Finance Committee held four meetings during fiscal year 1996.

  The Nominating Committee consists of directors Davis, Martin, Moore, Peder-son (Chairman), Richter and Tallett. This Committee identifies and recommends to the Board of Directors prospective candidates for nominees for election to the Board, considers stockholder suggestions for Board nominees, and recom-mends Board committee assignments to the Board. The Nominating Committee held four meetings during fiscal year 1996.

  The Organization and Compensation Committee consists of directors Hellman, Lautenbach, MacNaughton, Moon, Moore and Vieser (Chairman). The Committee con-sults with management and advises the Board of Directors on organizational matters, approves executive compensation, approves all salary and compensation actions in excess of specified levels, and is responsible for the administra-tion of the Company's stock plans and certain other employee compensation and benefit plans. The Organization and Compensation Committee held three meetings during fiscal year 1996.

  The Technology and Environmental Committee consists of directors Davis (Chairman), Hellman, Lautenbach, Martin, Moore, Pederson, Richter and Tallett. This Committee reviews the Company's technological and research and develop-ment activities, considers the Company's products from a technological per-spective, and reviews significant environmental and safety issues affecting the Company. The Technology and Environmental Committee held four meetings during fiscal year 1996.

  The Board of Directors held four meetings during fiscal year 1996. Each di-rector attended at least 75% of the total number of meetings of the Board and committees of the Board on which he or she served during fiscal year 1996, with the exception of director Mundell.

  Each director who is not a Company employee receives an annual retainer fee of $19,000, plus $1,000 for each Board and committee meeting attended. Direc-tors chairing standing committees of the Board each receive an additional an-nual retainer fee of $7,000. Under the Omnibus Stock Plan, each director who is not a Company employee also receives annually (a) a grant of 200 shares of the Company's common stock, subject to payment to the Company of the aggregate par value of such shares ($1 per share) and a six-month holding period, and
(b) a non-qualified stock option (exercisable after one year from the date of grant and with a ten-year term) to acquire 2,000 shares of the Company's com-mon stock. Directors who are Company employees receive no fees for their serv-ices as directors.

                 STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information as of December 1, 1996 regarding beneficial ownership of the Company's common stock by (a) each per-son who, to the Company's knowledge, beneficially owned more than 5% of the outstanding shares, (b) each of the executive officers named in the Summary Compensation Table below, and (c) all executive officers and directors as a group (22 persons):

-------------------------------------------------------------------------------
        NAME AND ADDRESS          AMOUNT AND NATURE
         (IF APPLICABLE)            OF BENEFICIAL            PERCENT OF
       OF BENEFICIAL OWNER          OWNERSHIP(#)     OUTSTANDING SHARES(%)(/1/)
-------------------------------------------------------------------------------
Pioneering Management
 Corporation ....................     2,150,000(/2/)            7.00%
 60 State Street
 Boston, MA 02109
J. Tracy O'Rourke................       761,501(/3/)            2.43
 Chairman of the Board and
 Chief Executive Officer
-------------------------------------------------------------------------------

(1) Based on the 30,702,809 shares outstanding on December 1, 1996. The number of outstanding shares for purposes of computing the respective percentages shown for the named executive officers is the number of shares outstanding on December 1, 1996 plus the shares which may be acquired by the named ex-ecutive officer on or within 60 days thereafter under stock options, and the number of outstanding shares for purposes of computing the percentage shown for all executive officers and directors as a group is the total number of shares outstanding as of December 1, 1996 plus the shares which may be acquired by those executive officers and directors on or within 60 days thereafter under stock options. Fractional shares are rounded to the nearest whole share.

(2) As of September 30, 1996, based on a Form 13F filed by Pioneering Manage-ment Corporation on December 6, 1996.

(3) Shares deemed beneficially owned by Mr. O'Rourke include (a) 16,001 shares of restricted stock granted pursuant to the Omnibus Stock Plan, and (b) 679,000 shares which may be acquired on or within 60 days of December 1, 1996 under stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan.

-------------------------------------------------------------------------------
        NAME AND ADDRESS          AMOUNT AND NATURE
         (IF APPLICABLE)            OF BENEFICIAL            PERCENT OF
       OF BENEFICIAL OWNER          OWNERSHIP(#)     OUTSTANDING SHARES(%)(/1/)
-------------------------------------------------------------------------------
Richard A. Aurelio...............        60,428(/1/)             .20
 Executive Vice President
Allen J. Lauer...................       175,010(/2/)             .57
 Executive Vice President
Richard M. Levy..................       100,574(/3/)             .33
 Executive Vice President
Robert A. Lemos..................        44,387(/4/)             .14
 Vice President, Finance, Chief
 Financial Officer and Treasurer
All Executive Officers and
 Directors as a Group............     1,402,880(/5/)            4.40

---------
(1) Shares deemed beneficially owned by Mr. Aurelio include (a) 8,400 shares of restricted stock granted pursuant to the Omnibus Stock Plan, and (b) 42,000 shares which may be acquired on or within 60 days of December 1, 1996 under stock options granted pursuant to the Omnibus Stock Plan.
(2) Shares deemed beneficially owned by Mr. Lauer include (a) 8,400 shares of restricted stock granted pursuant to the Omnibus Stock Plan, (b) 92,000 shares which may be acquired on or within 60 days of December 1, 1996 un-der stock options granted pursuant to the Omnibus Stock Plan, and (c) 70,410 shares held in a revocable trust of which Mr. Lauer is co-trustee with his wife.
(3) Shares deemed beneficially owned by Dr. Levy include (a) 8,400 shares of restricted stock granted pursuant to the Omnibus Stock Plan, (b) 116,000 shares which may be acquired on or within 60 days of December 1, 1996 un-der stock options granted pursuant to the 1982 Non-Qualified Stock Option Plan and the Omnibus Stock Plan, and (c) 173 shares held in a revocable trust of which Dr. Levy is co-trustee with his wife.
(4) Shares deemed beneficially owned by Mr. Lemos include (a) 4,800 shares of restricted stock granted pursuant to the Omnibus Stock Plan, and (b) 22,000 shares which may be acquired on or within 60 days of December 1, 1996 under stock options granted pursuant to the Omnibus Stock Plan.
(5) Includes (a) 57,401 shares of restricted stock granted to executive offi-cers pursuant to the Omnibus Stock Plan, (b) 1,116,534 shares which may be acquired on or within 60 days of December 1, 1996 by executive officers and directors under stock options granted pursuant to the 1982 Non-Quali-fied Stock Option Plan and the Omnibus Stock Plan, (c) 82,237 shares as to which voting and/or investment power is shared (see the footnotes and ac-companying text under the caption "Election of Directors" above and the foregoing footnotes), and (d) 13,600 shares deemed beneficially owned by director Donald O. Pederson (whose term will not continue after the Annual Meeting), including 1,600 shares held in a revocable trust of which Mr. Pederson is co-trustee with his wife and 12,000 shares which may be ac-quired under exercisable stock options granted pursuant to the Omnibus Stock Plan.

         CERTAIN EXECUTIVE OFFICER COMPENSATION AND OTHER INFORMATION

  The following tables set forth certain information with respect to the Company's chief executive officer and the four other most highly compensated executive officers in fiscal year 1996 for services rendered in all capacities to the Company for the fiscal years indicated:

                          SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION             LONG-TERM COMPENSATION
                         --------------------------------- --------------------------------
                                                                  AWARDS          PAYOUTS
                                                           --------------------- ----------
                                                   OTHER              SECURITIES              ALL
                                                   ANNUAL  RESTRICTED UNDERLYING             OTHER
                                                  COMPEN-    STOCK     OPTIONS/     LTIP    COMPEN-
        NAME AND               SALARY    BONUS     SATION   AWARD(S)     SARS     PAYOUTS    SATION
   PRINCIPAL POSITION    YEAR ($)(/1/)  ($)(/2/)  ($)(/3/)  ($)(/4/)   (#)(/5/)   ($)(/6/)  ($)(/7/)
   ------------------    ---- -------- ---------- -------- ---------- ---------- ---------- --------
J. Tracy O'Rourke....... 1996 $769,290 $1,556,897 $203,313  $389,000    75,000   $1,512,720 $298,168
 Chairman of the Board   1995  744,150  1,492,976  144,394   389,000    60,000    1,460,200  221,515
 and Chief Executive     1994  722,400    930,417  132,880   492,500    60,000    1,326,915  152,202
 Officer
Richard A. Aurelio...... 1996  310,990    645,915   21,258   204,225    36,000      628,056  105,818
 Executive Vice          1995  298,154    618,400   57,787   204,225    30,000      605,488   69,821
 President               1994  295,024    350,811   16,952   258,563    30,000      469,312   47,665
Allen J. Lauer.......... 1996  310,990    532,363   35,458   204,225    36,000      628,056   93,274
 Executive Vice          1995  300,364    418,785   16,876   204,225    30,000      605,488   81,971
 President               1994  291,594    385,980   17,903   258,563    30,000      550,785   53,821
Richard M. Levy......... 1996  310,990    432,879   43,736   204,225    36,000      628,056   99,753
 Executive Vice          1995  300,364    484,905   19,946   204,225    30,000      605,488   81,864
 President               1994  291,594    385,980   18,842   258,563    30,000      550,785   53,804
Robert A. Lemos......... 1996  236,930    372,172   37,469   116,700    18,000      358,566   70,455
 Vice President,         1995  229,372    406,891   19,677   116,700    16,000      346,788   51,713
 Finance, Chief          1994  222,668    222,563   18,340   147,750    16,000      315,444   36,825
 Financial Officer and
 Treasurer

---------
(1) Amounts reported for Mr. Aurelio include $2,500 per month in mortgage as-sistance payments during all of fiscal year 1994 and for two months in fiscal year 1995, which payments were made pursuant to the terms of his retention and were not part of his annual base salary.

(2) Consists of Management Incentive Plan awards and Cash Profit-Sharing Plan allocations. The fiscal year 1995 amount reported for Mr. Lemos also in-cludes a special cash bonus.

(3) Consists of amounts reimbursed for the payment of taxes on certain perqui-sites and personal benefits. The amounts reported for Mr. O'Rourke also include aggregate incremental costs of perquisites and personal benefits provided to Mr. O'Rourke (including $99,593, $45,199 and $61,433 for his use of the Company aircraft in fiscal years 1996, 1995 and 1994, respec-tively).

(4) Restricted stock awards listed in this column are released from restric-tions in three equal installments over a three-year period, the principal restriction being continued employment until the respective release dates. Dividends are paid on restricted stock. The number and value (at $47.875 per share) of the aggregate restricted stock holdings at the end of fiscal year 1996 were as follows: Mr. O'Rourke, 16,001 shares, $766,048; Mr. Aurelio, 8,400 shares, $402,150; Mr. Lauer, 8,400 shares, $402,150; Dr.
    Levy, 8,400 shares, $402,150; and Mr. Lemos, 4,800 shares, $229,800. The numbers of shares of restricted stock awarded in fiscal years 1996, 1995 and 1994, respectively, which partially vest in under three years were as follows: Mr. O'Rourke, 8,000 shares, 8,000 shares, and 16,000 shares; Mr. Aurelio, 4,200 shares, 4,200 shares, and 8,400 shares; Mr. Lauer, 4,200 shares, 4,200 shares, and 8,400 shares; Dr. Levy, 4,200 shares, 4,200 shares, and 8,400 shares; and Mr. Lemos, 2,400 shares, 2,400 shares, and 4,800 shares. The amounts reported for fiscal year 1994 are based on two separate grants, one in November 1993 before the Company established a performance-based measure (return on equity) for restricted stock grants, and a performance-based grant in November 1994 based on the Company's ac-tual return on equity in fiscal year 1994; the November 1994 grants were made in fiscal year 1995, but are reported for fiscal year 1994 as compen-sation relating to services rendered in that year. Shares reported have been adjusted to reflect the 2-for-1 stock split in March 1994.

(5) Consists of shares which may be acquired under stock options granted pur-suant to the Omnibus Stock Plan (no stock appreciation rights have been granted). Shares reported have been adjusted to reflect the 2-for-1 stock split in March 1994.

(6) Consists of cash payouts in fiscal years 1997, 1996 and 1995 under the long-term incentive feature of the Omnibus Stock Plan for three-year peri-ods ended with fiscal years 1996, 1995 and 1994, respectively.

(7) Consists of (a) Company contributions (including interest) to Retirement and Profit-Sharing Program and Supplemental Retirement Plan accounts in fiscal years 1996, 1995 and 1994, respectively (Mr. O'Rourke, $274,832, $198,298 and $132,224; Mr. Aurelio, $104,378, $68,664 and $46,555; Mr.
    Lauer, $91,816, $80,726 and $52,600; Dr. Levy, $98,313, $80,619 and
    $52,583; and Mr. Lemos, $69,359, $50,770 and $35,893); (b) Company-paid premiums for group term life insurance in fiscal years 1996, 1995 and 1994, respectively (Mr. O'Rourke, $2,316, $2,082 and $2,070; Mr. Aurelio, $1,440, $1,157 and $1,110; Mr. Lauer, $1,458, $1,245 and $1,221; Dr. Levy,
    $1,440, $1,245 and $1,221; and Mr. Lemos, $1,097, $943 and $932); and (c)
    Company-paid premiums for supplemental disability insurance for Mr. O'Rourke in fiscal years 1996, 1995 and 1994, respectively ($21,019, $21,135 and $17,908).

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                         INDIVIDUAL GRANTS
                          ------------------------------------------------
                          NUMBER OF
                          SECURITIES                                       POTENTIAL REALIZABLE VALUE
                          UNDERLYING   PERCENT OF                            AT ASSUMED ANNUAL RATES
                           OPTIONS/  TOTAL OPTIONS/                        OF STOCK PRICE APPRECIATION
                             SARS     SARS GRANTED  EXERCISE OR               FOR OPTION TERM(/2/)
                           GRANTED    TO EMPLOYEES  BASE PRICE  EXPIRATION ----------------------------
          NAME             (#)(/1/)  IN FISCAL YEAR   ($/SH)       DATE       5%($)          10%($)
          ----            ---------- -------------- ----------- ---------- ------------  --------------
J. Tracy O'Rourke.......      75,000      6.62%      $48.3125    11/16/05  $  2,278,760  $    5,774,826
Richard A. Aurelio......      36,000      3.18        48.3125    11/16/05     1,093,805       2,771,917
Allen J. Lauer..........      36,000      3.18        48.3125    11/16/05     1,093,805       2,771,917
Richard M. Levy.........      36,000      3.18        48.3125    11/16/05     1,093,805       2,771,917
Robert A. Lemos.........      18,000      1.59        48.3125    11/16/05       546,902       1,385,958
All Optionees(/3/)......   1,132,850       100        48.3125    11/16/05    34,419,916      87,226,825
All Stockholders(/4/)...  31,112,444                                        945,304,060   2,395,586,088
All Optionees' Gain as a                                                            3.6%            3.6%
 Percentage of All
 Stockholders' Gain

---------
(1) Consists of stock options, which were granted at an exercise price of 100% of the market price of the underlying shares on the date of grant, become exercisable over three years at the rate of approximately one-third each year and expire ten years from the date of grant. Payment of the exercise price may be made under a promissory note or by delivery of already-owned shares.

(2) The 5% and 10% assumed annual rates of stock price appreciation would re-sult from per share prices of $78.70 and $125.31, respectively. Such as-sumed rates are not intended to represent a forecast of possible future appreciation of the Company's common stock or total stockholder return.

(3) For "All Optionees," the number of options granted is the total of all op-tions granted to Company employees in fiscal year 1996, and the potential realizable value is based on the $48.3125 per share exercise price of the options granted to the named executive officers on November 16, 1995, a November 16, 1995 grant date, and a ten-year option term (the term of all options granted to employees in fiscal year 1996).

(4) For "All Stockholders," the potential realizable value is based on ten-year appreciation of the 31,112,444 shares outstanding on November 16, 1995 and the $48.3125 per share price of the options granted to the named executive officers on that date.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                        NUMBER OF
                                                  SECURITIES UNDERLYING     VALUE OF UNEXERCISED
                                                       UNEXERCISED              IN-THE-MONEY
                           SHARES                    OPTIONS/SARS AT           OPTIONS/SARS AT
                          ACQUIRED     VALUE       FISCAL YEAR-END(#)     FISCAL YEAR-END ($)(/2/)
                         ON EXERCISE  REALIZED  ------------------------- -------------------------
NAME                         (#)      ($)(/1/)  EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     ----------- ---------- ----------- ------------- ----------- -------------
J. Tracy O'Rourke.......   106,000   $4,039,195   714,000      135,000    $24,082,380   $918,100
Richard A. Aurelio......    24,000      769,430    10,000       66,000        117,500    459,050
Allen J. Lauer..........    64,000    2,265,760    84,000       66,000      2,097,820    459,050
Richard M. Levy.........         0            0    84,000       66,000      2,097,820    459,050
Robert A. Lemos.........    22,666      751,484     5,333       34,001         62,663    244,846

---------
(1) Based on the fair market value of the underlying shares on the exercise date.
(2)Based on the closing market price of the underlying shares at the end of fiscal year 1996 ($47.75 per share).

         LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR(/1/)

                          NUMBER OF   PERFORMANCE
                           SHARES,      OR OTHER            ESTIMATED FUTURE PAYOUTS UNDER
                           UNITS OR   PERIOD UNTIL           NON-STOCK PRICE-BASED PLANS
                         OTHER RIGHTS  MATURATION  ------------------------------------------------
NAME                         (#)       OR PAYOUT   THRESHOLD($)(/2/) TARGET($)(/3/) MAXIMUM($)(/4/)
----                     ------------ ------------ ----------------- -------------- ---------------
J. Tracy O'Rourke.......     N/A       1996-1998       $236,268        $1,575,120          --
Richard A. Aurelio......     N/A       1996-1998         97,952           653,016          --
Allen J. Lauer..........     N/A       1996-1998         97,952           391,810          --
Richard M. Levy.........     N/A       1996-1998         97,952           600,775          --
Robert A. Lemos.........     N/A       1996-1998         55,914           372,762          --

---------
(1) Determinations by the Committee that a named executive officer may partic-ipate in the long-term incentive feature of the Omnibus Stock Plan ("LTIP") and might receive a payout for a specified period is an award for purposes of this table. Awards (i.e., the determination of participation in the LTIP) for the 1996-1998 period were made in fiscal year 1996. Under the LTIP, each named executive officer is eligible to receive compensation payable in cash or in common stock, or a combination thereof, based upon the Company's achievement of objectives for average annual return on net assets ("RONA") over a three-year period. No estimate or assumption made in connection with this table is intended to represent a forecast of pos-sible future performance of the Company.

(2) If the minimum level of RONA established by the Committee at the beginning of the three-year period is achieved, the minimum amount payable is 30% of annual base salary (except for Mr. Lemos, whose minimum amount payable is 22.5% of his annual base salary) as of the end of the last fiscal year of the period. If the RONA for the three-year period does not at least equal such minimum level, no amount will be paid. The minimum amount payable, if any amount is paid at all, depends on each named executive's base salary in the last year of the period, and the amounts set forth above assume that each named executive officer's annual base salary at the end of fis-cal year 1998 will be identical to the executive officer's 1997 annual base salary.

(3) A "Target" award is not determinable under the LTIP. The amounts shown are estimates of the payout for the three-year period assuming (a) that the level of RONA for the period is the same as the RONA for fiscal year 1995 (an assumption made pursuant to Securities and Exchange Commission rules), and (b) that each named executive officer's annual base salary at the end of fiscal year 1998 will be identical to his 1997 annual base salary. The actual payment for the three-year period may be less (but will not be greater) than the estimate shown in this column, depending upon the actual RONA for fiscal years 1996, 1997 and 1998, the actual base salary of the named executive officer at the end of fiscal year 1998, and the aggregate payout to all participants (see footnote 4 below).

(4) The maximum amount payable is not determinable or estimable prior to the end of the three-year period for the following reason: If the maximum level of RONA established by the Committee at the beginning of the three-year period is achieved or exceeded, the maximum amount payable is 200% of annual base salary (except for Mr. Lemos, whose maximum amount payable is 150% of his annual base salary) as of the end of the last fiscal year of the period. The maximum amount payable is reduced, however, if the aggre-gate payout to all participants (including the named executive officers) would exceed 5% (before such payouts) of the Company's operating earnings in the last fiscal year of the three-year period. This variable makes the maximum amount not determinable or estimable.

MANAGEMENT INDEBTEDNESS AND CERTAIN TRANSACTIONS

  In connection with the February 1990 recruitment and subsequent relocation of Mr. O'Rourke, the Company provided to Mr. O'Rourke financing in the amount of $1,260,000 to purchase a residence in California. This financing is evi-denced by two promissory notes, each secured by a deed of trust on the proper-ty. One note is for $700,000 and bears an interest rate based on the apprecia-tion of the property, and no interest is payable (nor can the actual interest rate be determined) until the note becomes due. The other note is for $560,000 and does not bear interest. Periodic payments of principal are not required and the notes become due (a) upon sale of the property, (b) one year after Mr. O'Rourke's employment by the Company terminates, or (c) 30 years after the date of the notes, whichever occurs first. Mr. O'Rourke may, while employed by the Company, substitute the property securing the notes with a replacement principal residence. If Mr. O'Rourke retires while the notes remain unpaid, he may convert the notes to a replacement note at a principal amount determined by an appraisal of the property and a calculation of the outstanding principal and interest as if the property had been sold at the appraised value within one year after Mr. O'Rourke's retirement. The replacement note would bear in-terest at an annual rate of 8%, with principal and interest amortized in equal monthly payments over 15 years from the first anniversary of Mr. O'Rourke's retirement, principal and interest being due upon sale of the property or use of the property other than as Mr. O'Rourke's residence.

  In connection with the March 1991 recruitment and subsequent relocation of Mr. Aurelio, the Company provided to Mr. Aurelio financing in the amount of $500,000 to purchase a residence in California. This financing is evidenced by a promissory note secured by a deed of trust on the property. The note bears an interest rate based on the appreciation of the property, and no interest is payable under the note (nor can the actual interest rate be determined) until the note becomes due. Periodic payments of principal are not required and the note becomes due (a) upon sale of the property, (b) either one year or three years after Mr. Aurelio's employment by the Company terminates (depending on the circumstances of that termination), or (c) 30 years after the date of the note, whichever occurs first.

CHANGE IN CONTROL ARRANGEMENTS

  The Board of Directors has approved agreements ("Agreements") between the Company and Mr. O'Rourke ("CEO") and the four other executive officers named in the Summary Compensation Table ("Senior Executives") which provide for the payment of specified compensation and benefits upon certain terminations of their employment following a change in control of the Company. Each Agreement is in effect unless and until terminated by the Board of Directors in accor-dance with the Agreement.

  A change in control of the Company is defined in each Agreement to occur (a) if any individual or group acquires 30% or more of the combined voting power of the Company's outstanding securities, (b) if "continuing directors" (de-fined as the directors of the Company as of December 12, 1986 and any succes-sor to any such directors who was nominated by a majority of the directors in office at the time of his nomination or selection and who is not associated in any way with an individual or group who is a beneficial owner of more than 10% of the combined voting power of the Company's outstanding securities) cease to constitute at least a majority of the Board of Directors, or (c) if the Board of Directors approves a sale of all or substantially all of the Company's assets, or any merger, consolidation or similar business combination or reorganization of the Company.

  In their respective Agreements, the CEO and Senior Executives agreed that they will not voluntarily leave the Company's employ during a tender or ex-change offer, proxy solicitation in opposition to the Board of Directors or other effort by any party to effect a change in control of the Company. This is intended to assure that management will continue to act in the interest of the stockholders rather than be affected by personal uncertainties during any attempts to effect a change in control of the Company, and to enhance the Company's ability to attract and to retain executives.

  The Agreement with Mr. O'Rourke provides that if within 18 months of a change in control (1) the Company terminates his employment other than by rea-son of his death, disability, retirement or for cause (as defined in the Agreement), or (2) he terminates his employment for any reason, he will re-ceive a lump sum severance payment equal to 2.99 times his annual base salary.

  Each Agreement with a Senior Executive provides that if within 18 months of a change in control (i) the Company terminates the Senior Executive's employ-ment other than by reason of his death, disability, retirement or for cause (as defined in the Agreement), or (ii) the Senior Executive terminates his em-ployment for "good reason," the Senior Executive will receive a lump sum sev-erance payment equal to 2.99 times his annual base salary. "Good reason" is defined as the following after a change in control of the Company: certain ma-terial changes in assignment of duties; a reduction in total compensation; certain material changes in employee benefits and perquisites; a change in the site of employment; the Company's failure to obtain the written assumption by its successor of the obligations contained in the Agreement; attempted termi-nation of employment for cause on grounds insufficient to constitute a basis of termination for cause under the terms of the Agreement; or the Company's failure to promptly make any payment required under the terms of the Agreement in the event of a dispute relating to employment termination.

  Each Agreement provides that upon termination or resignation occurring under the circumstances described above, the employee will receive a continuation of all insurance and other benefits on the same terms as if he remained an em-ployee or equivalent benefits will be provided until the earlier to occur of commencement of substantially equivalent full-time employment with a new em-ployer or 24 months after the date of termination of employment with the Com-pany. Each Agreement also provides that all stock options granted become exer-cisable in full according to their terms, and that any unreleased restricted stock be released from restrictions. Each Agreement further provides that in the event that any payments and benefits received by the employee from the Company would subject that person to the excise tax contained in Section 280G of the Internal Revenue Code of 1986, as amended, the total payments to the employee will be no higher than the amount not subject to such tax.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

  The Organization and Compensation Committee ("Committee") is responsible for compensation programs that apply to the Company's executive officers. The Com-mittee is comprised of the six outside directors whose names appear at the conclusion of this report. The compensation programs are designed in part to link Company performance to the compensation paid to the executive officers. Therefore, a significant portion of executive compensation consists of vari-able components based on the Company's financial performance against pre-de-termined objectives.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

  Overall Philosophy. The Company's executive compensation philosophy is to provide total compensation opportunities which:

    . are aligned with the interests of the Company's stockholders;

    . are linked with the Company's business strategies and financial per-formance;

    . are competitive within the Company's industry and community so that the Company can attract and retain high quality executives; and

    . base a substantial portion of executive officer compensation on the Company's achievement of increasingly higher levels of financial and overall business performance.

  The Committee believes that the Company's incentive compensation programs, which focus on return on sales, return on net assets and shareholder value, contributed to the Company's strong financial performance in fiscal year 1996 and during the five-year period covered by the graph on page 19 of the Proxy Statement.

  Base Salaries. Base salaries are designed primarily to attract and retain individuals, and are reviewed annually. Increases to executive officer sala-ries in fiscal year 1996 were determined by the Committee after general con-sideration of the Company's financial performance in fiscal year 1995 (im-proved pre-tax profits, earnings per share, sales per employee and net debt-to-capital, and the successful sale of the Electron Devices business), total fiscal year 1995 compensation, the relative mix of fixed, annual incentive and long-term incentive compensation in fiscal year 1995 (which emphasized vari-able "at risk" cash compensation), potential incentive compensation in fiscal year 1996, individual position and responsibilities, a salary survey of 58 "Group Head" executives of comparable-size electrical/electronic businesses (Executive Vice President salaries as adjusted were slightly below the 75th percentile), and a general market survey of salary adjustments (executive of-ficer salary increases were generally below the survey average).

  Management Incentive Plan Awards. Annual incentives are provided through cash awards under the Management Incentive Plan. Awards under that Plan for fiscal year 1996 were determined by a formula which measured Company and busi-ness unit performance against pre-determined return on sales ("ROS") objectives. For executive offi-cers with operational responsibilities, 40% of their award formula was based on business unit ROS and the other 60% was based on Company ROS. The fiscal year 1996 objectives for ROS were determined after consideration of historical ROS objectives and ROS achieved, ROS forecasts, and prior awards. Awards could have ranged from zero to 200% of an executive officer's base salary, depending on the ROS achieved and the pre-determined level of that executive officer's participation. Each executive officer's participation level was set by the Committee based on the executive officer's position and responsibilities, the relative mix of fixed and incentive compensation in fiscal year 1994, histori-cal awards, the potential award for that participation level and the potential aggregate awards to all officers.

  Long-Term Incentive Compensation. Long-term incentives are provided through annual stock option grants, restricted stock grants and cash awards under the Company's Omnibus Stock Plan. These incentives are designed to retain execu-tive officers and complement the annual Management Incentive Plan by motivat-ing executive officers to focus on the long-term success of the Company.

    Stock Options. The Committee considers stock options as a form of long-term incentive compensation. Non-qualified stock options were accordingly granted in fiscal year 1996 with an exercise price equal to the market price of the Company's stock on the grant date, with a ten-year term and vesting in equal installments over three years. Thus, those stock options have value only if the Company's stock price increases after the date of grant and the executive officer remains employed for the periods required for the stock option to become exercisable.

    The size of each stock option granted in fiscal year 1996 was determined by the Committee after general consideration of each executive officer's position and responsibilities, stock option grants in each of the four pre-vious fiscal years, unexercised option shares from prior grants and aggre-gate stock option shares granted to officers. In determining grants to the Company's Chief Executive Officer and next four most highly compensated ex-ecutive officers, the Committee also considered the potential realizable value of stock options granted in fiscal year 1995, the value of outstand-ing stock options at the end of fiscal year 1995 and stock option exercises during fiscal year 1995. The Committee also considered a survey (prepared by a compensation consultant retained by the Committee) of the grant value of stock options given in the past three years to the five most highly com-pensated executive officers at eleven comparable companies. That survey showed that the Company's fiscal year 1995 grants were generally below the average value reflected in the survey.

    Restricted Stock. The Committee considers restricted stock as a form of long-term incentive compensation. In order to more closely link restricted stock grants to the Company's financial performance and shareholder return, restricted stock is granted annually if certain pre-determined objectives for the Company's return on equity ("ROE") are achieved, which restricted stock if granted then vests over three years assuming continued employment. Although the recipient receives dividends on and may vote restricted stock, the stock certificate is not delivered and the stock may not be sold, transferred or pledged until it vests. The fiscal year 1996 objectives for ROE were determined after consideration of the Company's historical and forecasted ROE. Maximum shares which could be granted upon achieving the highest ROE objective were determined by the Committee after consideration of executive officers' rel-ative positions and responsibilities. At the end of fiscal year 1996, the pre-determined ROE objectives were used to calculate the number of re-stricted shares granted.

    Other Long-Term Incentives. The Company's Omnibus Stock Plan provides for awards of cash or stock, or a combination of the two, based on the achieve-ment of pre-determined long-term financial objectives. This long-term in-centive program was designed to increase stockholder value by linking a po-tentially substantial portion of executive officer compensation to the Company's return on net assets ("RONA") during three-year cycles, one of which ended with fiscal year 1996. The 1994-1996 objectives for RONA were determined in November 1993 after consideration of historical RONA objec-tives and RONA achieved, and RONA forecasts. Awards could have ranged from zero to 200% of an executive officer's base salary, depending on the RONA achieved and the pre-determined level of that executive officer's partici-pation. Each executive officer's participation level was set by the Commit-tee in August 1993 on the basis of the executive officer's position and re-sponsibilities, the potential award for that participation level, previous participation levels and the potential individual and aggregate awards to officers. The average RONA for fiscal years 1994-1996 was applied to the pre-determined formula to calculate earned awards, which were paid in cash.

  Other Compensation. The Company's executive officers are also eligible to participate in compensation and benefit programs generally available to other employees, such as the Company's Cash Profit-Sharing Plan, Employee Stock Pur-chase Plan, Retirement and Profit-Sharing Program, Supplemental Retirement Plan and supplemental life and disability insurance programs. Supplemental Re-tirement Plan contributions were made on Management Incentive Plan awards to executive officers because that compensation is expected to constitute a sub-stantial portion of executive officer compensation, and the Committee deter-mined that executive officers should therefore receive retirement benefits based on that compensation.

  In order to attract and retain talented executive officers, the Committee also reviewed and determined on the basis of subjective considerations to maintain arrangements providing executive officers with certain perquisites, such as use and purchase of an automobile under the Company's Executive Car Program, use of the Company-leased aircraft, reimbursement for tax planning and return preparation and financial counseling services, reimbursement for the payment of taxes on certain perquisites and reimbursement for annual medi-cal examinations.

  Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held corpo-rations may not deduct in any taxable year certain compensation in excess of $1 million paid to the chief executive officer and the next four most highly compensated executive officers. At the 1995 Annual Meeting of Stockholders, the Company's stockholders approved amendments to the Company's Omnibus Stock Plan and adoption of the Management Incentive Plan in order for awards under those Plans to be eligible for continued tax deductibility. Awards under those Plans for fiscal year 1996 were made in accordance with the requirements of
Section 162(m) so as to be tax deductible. However, the Committee considers one of its primary responsibilities to be structuring a compensation program that will attract, retain and reward executive talent necessary to maximize shareholder return. Accordingly, the Committee believes that the Company's interest are best served in some circumstances to provide compensation (such as salary and perquisites) which might be subject to the tax deductibility limitation of Section 162(m).

BASES FOR CEO COMPENSATION

  The same policies and programs described above were followed by the Commit-tee to determine the fiscal year 1996 compensation for Mr. O'Rourke, the Company's Chairman and Chief Executive Officer.

  The Committee set Mr. O'Rourke's base salary in fiscal year 1996 in accor-dance with the policy described above, also taking into account Mr. O'Rourke's salary and other compensation in each of the previous five fiscal years and a general market survey of chief executive officer salaries at 23 comparable-size electrical/electronic companies (which survey showed that Mr. O'Rourke's salary was slightly above the 90th percentile). Based on these considerations, the Committee granted to Mr. O'Rourke a 3.5% increase in his base salary.

  Mr. O'Rourke received an annual incentive award for fiscal year 1996 in ac-cordance with the Management Incentive Plan described above. Fiscal year 1996 ROS and the pre- determined formula resulted in a cash award to Mr. O'Rourke equal to 200% of his annual base salary. Mr. O'Rourke also received a long-term incentive award for the three-year cycle ended with fiscal year 1996 in accordance with the long-term incentive feature of the Omnibus Stock Plan de-scribed above. Fiscal years 1994-96 RONA and the pre-determined formula re-sulted in a cash award to Mr. O'Rourke equal to 200% of his annual base sala-ry.

  Mr. O'Rourke received restricted stock for fiscal year 1996 in accordance with the restricted stock feature of the Omnibus Stock Plan described above. Fiscal year 1996 ROE and the pre-determined formula resulted in a grant of 8,000 shares. Consistent with the Committee's policy described above, this re-stricted stock will vest in equal installments over three years. The Committee also granted to Mr. O'Rourke a 75,000-share stock option in fiscal year 1996 based on the policy and considerations described above and Mr. O'Rourke's overall compensation package. Consistent with the Omnibus Stock Plan as amended and the Committee's policy described above, the option was priced at the market value of the Company's stock on the date of grant and will vest over three years.

    Samuel Hellman                           Wayne R. Moon
    Terry R. Lautenbach                      Gordon E. Moore
    Angus A. MacNaughton                     Richard W. Vieser

      COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY,
                   STANDARD & POOR'S 500 COMPOSITE INDEX AND
               STANDARD & POOR'S HIGH TECHNOLOGY COMPOSITE INDEX

  The following graph reflects a comparison of the cumulative total return (change in stock price plus reinvested dividends) of the Company's common stock in fiscal years 1991 through 1996 (from September 29, 1990 through Sep-tember 27, 1996) with the Standard & Poor's 500 Composite Index and the Stan-dard & Poor's High Technology Composite Index. The graph assumes that the value of the investment in the Company's common stock and in each index on September 29, 1990 was $100. Standard & Poor's is the source of the data on the indices. The comparisons in this graph are not intended to represent a forecast of possible future performance of the Company's common stock or stockholder returns.

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period                          S&P          S&P HIGH
(Fiscal Year Covered)        VARIAN         500 INDEX    TECHNOLOGY
-------------------          ----------     ---------     ----------
Measurement Pt-09/91        $100            $100         $100
FYE  09/92                  $107            $106         $ 97
FYE  09/93                  $149            $120         $119
FYE  09/94                  $223            $120         $136
FYE  09/95                  $328            $152         $212
FYE  09/96                  $295            $178         $261

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's directors and executive officers file reports of ownership and changes in ownership of Company securities with the Securities and Exchange Commission. Based solely on the Company's review of the reporting forms and written representations received by it from such directors and executive offi-cers, the Company believes that for the period May 1, 1993 through September 27, 1996, all reporting requirements applicable to such executive officers and directors were timely satisfied, except as reported in the Company's prior Proxy Statements and except as follows: Dr. Edward L. Ginzton, Chairman Emeri-tus, reported in December 1996 his purchases in November 1994 and January 1995 of 12 shares in each of those months through dividend reinvestment.

                                 ANNUAL REPORT

  The Company's Annual Report for fiscal year 1996, which includes financial statements for the periods specified therein, was mailed to all stockholders concurrently with the mailing of this Proxy Statement.

                             STOCKHOLDER PROPOSALS

  Any stockholder who wishes to present a proposal for action at the Company's 1998 Annual Meeting of Stockholders and who wishes to have it set forth in the Proxy Statement and identified in the form of Proxy prepared by the Company must notify the Company in such a manner that such notice is received by the Company's Secretary not later than September 4, 1997 at the Company's address set forth on the first page of this Proxy Statement. In addition, such a pro-posal must be in such form as is required under the rules and regulations promulgated by the Securities and Exchange Commission.

                                   AUDITORS

  The firm of Coopers & Lybrand, L.L.P. has been selected by the Board of Di-rectors as the Company's independent public auditors for fiscal year 1997. Coopers & Lybrand also acted as the Company's independent auditors for fiscal year 1996. A Coopers & Lybrand representative will attend the Annual Meeting and will have the opportunity to make a statement if he or she so desires and to respond to appropriate questions from stockholders.

                                             By Order of the Board of
                                              Directors


                                                  /s/ JOSEPH B. PHAIR
                                                  ---------------------
                                                      JOSEPH B. PHAIR
                                                         Secretary

January 3, 1997
Palo Alto, California

                                                        [LOGO OF RECYCLED PAPER]

PROXY

                          VARIAN ASSOCIATES, INC.

         PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--FEBRUARY 20,1997

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Varian Associates, Inc. hereby constitutes and appoints J. TRACY O'ROURKE and JOSEPH B. PHAIR, and each of them, proxies and attorneys-in-fact of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Varian Associates, Inc. standing in the name of the undersigned, at the Annual Meeting of Stockholders of Varian Associates, Inc. to be held at the SRI International Auditorium, 333 Ravenswood Avenue, Menlo Park, California, on February 20, 1997, at 1:30 p.m., and at any adjournment(s) or postponement(s) thereof.

    Unless a contrary direction is indicated, this Proxy will be voted FOR all nominees listed in Proposal 1 and in accordance with the judgment of the proxies as to the best interests of the Company upon such other business as may properly come before the meeting or any adjournment or postponement thereof. If specific instructions are indicated, this Proxy will be voted in accordance therewith. With respect to Proposal 1, the proxies shall have full discretion and authority to vote cumulatively and to allocate votes among any or all of the nominees of the Board of Directors in such order as they may determine.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(If you have written in the above space, please mark the corresponding box on the reverse side of this card)
            PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE
                    ENCLOSED POSTAGE-PAID RETURN ENVELOPE
                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------
                 CONTINUED AND TO BE SIGNED ON REVERSE SIDE

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            FOLD AND DETACH HERE


                              [MAP OF LOCATION]

        DIRECTIONS TO SRI INTERNATIONAL CONFERENCE CENTER AUDITORIUM

FROM SAN FRANCISCO: SOUTHBOUND VIA 101--take Willow Road exit and continue right on Willow to Middlefield Rd., right on Middlefield to first stoplight, left into SRI parking lot.

FROM SAN JOSE: NORTHBOUND VIA 101--take Willow Road-Menlo Park exit, continue on Willow to Middlefield Rd., right on Middlefield to first stoplight, left into SRI parking lot.

FROM SAN FRANCISCO: SOUTHBOUND VIA 280--take Woodside Road exit, left on Woodside to El Camino Real, right on El Camino southbound to Ravenswood Ave., left on Ravenswood (past SRI main entrance) to Middlefield Rd., right on Middlefield to first stoplight, right into SRI parking lot.

FROM SAN JOSE: NORTHBOUND VIA 280--take Page Mill exit, right on Page Mill to El Camino Real, left on El Camino to Ravenswood Ave., right on Ravenswood (past SRI main entrance) to Middlefield Rd., right on Middlefield to first stoplight, right into SRI parking lot.

[X] Please mark votes as in this example.

--------------------------------------------------------------------------------
          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.
--------------------------------------------------------------------------------
                  FOR  WITHHELD
1. Election of    [ ]    [ ]      NOMINEES: Ruth M. Davis, David W. Martin, Jr.,
    Directors:                              J. Tracy O'Rourke, Jon D. Tompkins
                                            and Richard W. Vieser

For, except vote withheld from the following nominee(s):

____________________________________________

2. The proxies are authorized to vote on such other business as is properly brought before the Annual Meeting for action in accordance with their judgment as to the best interests of the Company.

                                  Comments/Change of Address [ ]




Signature(s):                                           Date
             ------------------------------------------      -----------
Please sign exactly as name appears on your stock certificate. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should insert their titles.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                            FOLD AND DETACH HERE





                           VARIAN ASSOCIATES, INC.
                       ANNUAL MEETING OF STOCKHOLDERS

                              FEBRUARY 20, 1997
                                  1:30 P.M.

                        SRI INTERNATIONAL AUDITORIUM
                            333 RAVENSWOOD AVENUE
                           MENLO PARK, CALIFORNIA

                            (MAP ON REVERSE SIDE)